UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

Escalera Resources Co.

(Exact name of registrant as specified in its charter)

Maryland	1-33571	830214692
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 Broadway, Suite 2200, Denver, CO	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) - 794-8445

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 16, 2015, Escalera Resources, Co. (the “Company”) entered into a Purchase and Sale Agreement (the “CBM Purchase Agreement”) with Warren Resources, Inc. and its subsidiaries, all unaffiliated entities of the Company  (collectively, the “Seller”), pursuant to which the Company will acquire all of the Seller’s shallow depth interests in coalbed methane (“CBM”) assets located in the Atlantic Rim area of the Washakie Basin in Carbon County, Wyoming, where the Company currently operates the Catalina Unit and has working interests in the Spyglass Hill Unit.  The CBM Purchase Agreement provides that, at the closing, the Company will pay to the Seller, an aggregate amount of cash equal to $37,000,000 (subject to customary post-closing adjustments).

In conjunction with the entry into the CBM Purchase Agreement, the Company entered into a second purchase and sale agreement (the “Midstream Purchase Agreement,” and together with the CBM Purchase Agreement, the “PSAs”) with the Seller on June 16, 2015 pursuant to which the Company will acquire midstream pipeline assets located in the Spyglass Hill Unit (currently utilized to transport CBM gas produced by the assets being sold under the CBM Purchase Agreement).  The Midstream Purchase Agreement provides that the Company will pay to the Seller $8,000,000 for the pipeline assets (subject to customary post-closing adjustments), $3,000,000 of which will be payable in cash at closing and the remainder of which will be payable on the first anniversary of closing pursuant to a second lien promissory note secured by the pipeline assets.

The Company and the Seller also entered into a letter agreement (the “Deep Rights Agreement,” and together with the PSAs, the “Agreements”) on June 16, 2015, pursuant to which the Company will acquire an undivided 30% of the Seller’s interest in the operated deep rights associated with the Seller’s former leases in the Atlantic Rim area for a purchase price of $2,000,000 payable at closing.

The PSAs, which have an effective date of April 1, 2015, contain customary representations, warranties and covenants, including provisions for indemnification, subject to the limitations described in the PSAs. The Company plans to begin operating the Spyglass Hill Unit (which is currently operated by the Seller) upon receiving the necessary approval to do so from the Bureau of Land Management. The parties have agreed to certain interim operating agreements through the closing and until operatorship is approved.

Consummation of the transactions contemplated by the PSAs is subject to closing conditions including, among other things, (i) the Company’s ability to obtain significant financing for the transaction; (ii) a limit of 15% of the unadjusted purchase price on the exercise of preference rights with respect to the assets to be acquired by the Company,  and (iii) entry into certain transition services agreements with respect to the assets to be acquired by the Company.  Each of the PSAs is non-exclusive and may be terminated by the Seller in the event that it sells the relevant assets to another party prior to the closing date under the PSAs. In addition, each of the PSAs also may be terminated by the Company or the Seller if the transactions contemplated thereby have not been consummated on or before September 1, 2015, or if the closing conditions of the other party have not been satisfied and cannot be cured or by mutual written consent. The closing of the transaction contemplated by the Deep Rights Agreement is contingent upon the closing of the transactions contemplated by the PSAs.

The foregoing description of the Agreements is qualified in its entirety by reference to the text of such agreements, copies of which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the period ending June 30, 2015. The Company intends to request confidential treatment for certain portions of the Agreements in accordance with the procedures of the Securities and Exchange Commission.

Item 5.07. Submission of Matters to a Vote of Securities Holders.

At the Company’s annual meeting of shareholders held on June 16, 2015, the results of the balloting were as follows:

1.	Election of the following directors as members of the Board of Directors for one year terms to hold office until the Annual Meeting of Stockholders to be held in 2016:

Director Nominees	For	Against	Abstain	Non-votes
Charles F. Chambers	3,161,771	1,019,567	45,373	6,485,318
Roy G. Cohee	3,425,898	692,662	108,151	6,485,318
Brent Hathaway	3,126,271	1,052,297	48,143	6,485,318
Taylor Simonton	3,191,812	986,756	48,143	6,485,318
Susan G. Reeves	2,106,667	595,808	1,524,236	6,485,318

* Ms. Reeves resigned from the board of directors effective May 13, 2015 after the proxy materials had been disseminated and accordingly did not stand for election at the Annual Meeting.

2.

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Executive Compensation, the Summary Compensation Table and the other related tables and disclosure:

For	Against	Abstain	Non-votes
3,071,081	465,962	19,668	6,485,318

3.	Ratify the appointment of Hein & Associates LLP as the Company’s independent registered public accounting firm for 2015:

For	Against	Abstain	Non-votes
9,671,132	999,659	41,238	—

Item 7.01.  Regulation FD Disclosure.

On June 16, 2015, the Company issued a press release entitled “Escalera Resources Announces $47 Million Purchase Agreement to Expand Atlantic Rim Holdings”.  The release is attached hereto as exhibit 99.1.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Registrant makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit 99.1 – Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESCALERA RESOURCES CO.

Date: June 22, 2015	By:	/s/ Emily Maron
	Name:	Emily Maron
	Title:	Assistant Corporate Secretary